News Release 176
May 12, 2014
Liberty Star Uranium & Metals Corp.
LBSR: OTCQB                                LBVN: Frankfurt
http://www.libertystaruranium.com/

FOR IMMEDIATE RELEASE

Liberty Star Signs Final Settlement Agreement and Release of All Claims on Big Chunk Property, Alaska

TUCSON, Ariz.–(May 12, 2014)–Liberty Star Uranium & Metals Corp. (“Liberty Star” or the “Company”)(OTCQB: LBSR) is pleased to announce a final settlement agreement and release of all claims has been signed by Liberty Star Uranium & Metals Corp. and Northern Dynasty Minerals Ltd. (“Northern Dynasty”) (NYSE: NAK) including its subsidiary/affiliate U-5 Resources Inc.

According to the signed agreement all of the terms of the Loan and Mining Claims Sale Agreement dated June 29, 2010 (amended on July 15, 2010, September 8, 2011, November 2011, November 13, 2012 and November 20, 2012) have been satisfied; Northern Dynasty releases the Company from all claims. Accordingly, the final settlement agreement and release of all claims confirms that all obligations addressed in the November 13, 2012 loan settlement agreement, as amended on November 20, 2012, are extinguished.

“James A. Briscoe” James A. Briscoe, Professional Geologist, AZ CA
CEO/Chief Geologist
Liberty Star Uranium & Metals Corp.

Contact:
Agoracom Investor Relations
lbsr@agoracom.com
http://agoracom.com/ir/libertystar

Liberty Star Uranium & Metals Corp.
Tracy Myers, 520-425-1433
Investor Relations
info@LibertyStarUranium.com
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